Exhibit 5(a): Form of Policy for the flexible premium universal variable life insurance policy.

[LETTERHEAD OF COMPANION LIFE INSURANCE COMPANY]

         Insured  JOHN J. DOE                      Date of Issue  JUNE 1, 2000

   Policy Number  1234567               Initial Specified Amount  $100,000




                             Life Insurance Policy

________________________________________________________________________________

This is a flexible premium variable universal life insurance policy with premiums payable until Age 100. The policy's accumulation value in the Variable
                                -----------------------------------------------
Account is based on the investment experience in that account and will increase
-------------------------------------------------------------------------------
or decrease daily. The dollar amount is not guaranteed. The amount of the
-------------------------------------------------------------------------
death benefit may be fixed or variable, depending on the investment experience
------------------------------------------------------------------------------
of the Variable Account. Please see the DEATH BENEFIT provision on page 6 for
------------------------
additional information. This is a nonparticipating policy. No dividends are payable.

Companion Life Insurance Company will pay the death benefit of this policy to the beneficiary when we receive proof at the Home Office that the Insured died while this policy was in force. On the maturity date we will pay you the policy's Accumulation Value, less any loan and unpaid loan interest, if the Insured is then living and this policy is in force.

                          READ YOUR POLICY CAREFULLY.
               It includes the provisions on the following pages.
             THIS POLICY IS A LEGAL CONTRACT BETWEEN THE OWNER AND
                       COMPANION LIFE INSURANCE COMPANY.

Right to Examine This Policy.  If you are not satisfied with your policy, return
----------------------------
it to us or our Agent within 10 days after you receive the policy or 45 days after you signed the application, whichever is later. We will cancel your policy as of the date any insurance became effective. We will refund the premiums paid within seven days after we receive the returned policy.

If this policy is issued as a replacement of another life insurance or annuity policy, the Right To Examine This Policy period will be 60 days.

For customer service or questions about your coverage, please call 1-800-238-
9354.




[LOGO APPEARS HERE]

Home Office: 401 Theodore Fremd Avenue
Rye, New York  10580-1493



                                                    /s/ M. Jane Huerter
                                                    -------------------
                                                              Secretary

================================================================================
                               PLAN OF INSURANCE

 Variable Universal Life Insurance with Flexible Premiums Payable until Age 100
================================================================================

                                  POLICY DATA

Insured               JOHN J. DOE
Policy Number         1234567            Initial Specified Amount   $100,000
Age at Issue          35                 Sex                        MALE
Risk Class            NONTOBACCO
Rate Class            PREFERRED
Date of Issue         JUNE 1, 2000
Maturity Date*        JUNE 1, 2065

Initial  Premium      $672.00            Mode Selected              ANNUAL

Additional Payment    $0.00              Years Payable              65

Policyowner           See Application or Endorsement
Beneficiary           See Application or Endorsement

                      Planned Premiums for Mode of Payment

          Annual     Semi-Annual      Quarterly         Bank Service Plan
          $672.00      $336.00        $168.00                 $56.00

________________________________________________________________________________

                              SCHEDULE OF BENEFITS

                                                           Monthly Cost
                                                           of Insurance           Years
Form         Benefit                                       and Riders             Payable
760Y-0600    Life Insurance                                See Data Pages         65
               Death Benefit Option 1 - LEVEL
758Y-0600    Systematic Transfer Enrollment Program Rider  No Charge
759Y-0600    Optional Paid-Up Life Insurance Rider         See Rider

* The maturity date is the policy anniversary next following the Insured's 100th birthday. The policy may terminate prior to the maturity date if no premiums are paid after the initial premium or if subsequent premiums are insufficient to continue this policy in force, subject to the No-Lapse Period provision, if applicable. If the policy does continue in force to the maturity date, it is possible there will be little or no cash surrender value at that time. Policy values will be affected by the investment experience of the Variable Account and to the extent that interest credits and policy charges are more favorable than guaranteed credits and charges.

                                  Data Pages

                                No-Lapse Period

If the Minimum Monthly Premium is paid, the No-Lapse Period of the policy is 5 years. The Minimum Monthly Premium shall equal (a) the Minimum Monthly Premium for the base plan, plus (b) the Minimum Monthly Premium(s) for any Rider(s). The Minimum Monthly Premium for the base plan is $0.56000 per $1,000 of Specified Amount. The Minimum Monthly Premium(s) for any Additional Insured Term Rider is/are computed as set forth in the Rider data pages.

If the Target Monthly Premium is paid, the No-Lapse Period of the policy is 10 years. The Target Monthly Premium shall equal (a) the Target Monthly Premium for the base plan, plus (b) the Target Monthly Premium(s) for any Rider(s). The Target Monthly Premium for the base plan is $0.67167 per $1,000 of Specified Amount. The Target Monthly Premium(s) for any Additional Insured Term Rider is/are computed as set forth in the Rider data pages.

All premiums reflect the Insured's Age, sex, risk class and rate class.


                                 POLICY CHARGES

We have the right to change the current cost of insurance charges or other current expense charges deducted under the policy. This may require more premium to be paid than was illustrated or the Accumulation Value may be less than illustrated. Current charges will never exceed the guaranteed maximum policy charges.

Guaranteed Maximum
Risk Charge:            In years one through 10
                          . 0.05833% of the Accumulation Value, deducted on each
                            Monthly Deduction Date
                        In years 11 and later
                          . 0.04583% of the Accumulation Value, deducted on each
                            Monthly Deduction Date

Guaranteed Maximum
Administrative Charge:  $7 deducted on each Monthly Deduction Date

Guaranteed Maximum
Premium Charges:        For state and federal tax expenses
                          . 3.75% of each premium payment
                        For premium processing expenses
                          . $2 per each premium payment

Guaranteed Maximum
Transfer Charge:        After the 12th transfer each year, $10 per transfer

                               Surrender Charge
    For Each $1,000 Specified Amount or Decrease in Current Specified Amount
        Surrender Charges Reflect the Insured's Age, Sex, and Risk Class

    Year            Amount       Year      Amount         Year          Amount
     1               $13           5         $13           9              $6
     2               $13           6         $11          10              $4
     3               $13           7         $ 9          11              $3
     4               $13           8         $ 8          12              $1
                                                    13 and later          $0

                                Data Pages

         Table of Guaranteed Maximum Monthly Cost of Insurance Charges
                       Per $1,000 of Net Amount at Risk

           The Guaranteed Maximum Monthly Cost of Insurance Charges Reflect the Insured's Age, Sex, Risk Class and Rate Class

Age     Charge     Age     Charge      Age      Charge       Age    Charge
35      0.1442     51      0.4667      67       2.2633       83     10.7950
36      0.1517     52      0.5117      68       2.4933       84     11.8483
37      0.1617     53      0.5633      69       2.7483       85     12.9542
38      0.1725     54      0.6208      70       3.0367       86     14.0983
39      0.1842     55      0.6850      71       3.3658       87     15.2633
40      0.1983     56      0.7550      72       3.7458       88     16.4442
41      0.2133     57      0.8292      73       4.1758       89     17.6575
42      0.2292     58      0.9117      74       4.6483       90     18.9208
43      0.2467     59      1.0042      75       5.1533       91     20.2633
44      0.2658     60      1.1075      76       5.6867       92     21.7350
45      0.2875     61      1.2225      77       6.2442       93     23.4792
46      0.3108     62      1.3550      78       6.8292       94     25.8192
47      0.3358     63      1.5050      79       7.4600       95     29.3217
48      0.3633     64      1.6717      80       8.1567       96     35.0825
49      0.3933     65      1.8542      81       8.9375       97     45.0833
50      0.4275     66      2.0517      82       9.8183       98     62.0958
                                                             99     83.3333

                                  Data Pages

                                  INVESTMENTS

Variable Account:                              Companion Life Separate Account B


Investment Options:                                    Initial Allocation (%):

Companion Life Fixed Account*                                           10
Systematic Transfer Account                                             10
[Alger American Growth Portfolio]                                        0
[Alger American Small Capitalization Portfolio]                         20
[BT EAFE(R) Equity Index Fund Portfolio]                                 0
[BT Small Cap Index Fund Portfolio]                                      0
[Federated Prime Money Fund II ("Money Market") Portfolio]              30
[Federated Fund for US Government Securities II Portfolio]               0
[Fidelity VIP II Asset Manager:  Growth Portfolio]                       0
[Fidelity VIP Equity-Income Portfolio]                                   0
[Fidelity VIP II Contrafund Portfolio]                                  30
[Fidelity Index 500 Portfolio]                                           0
[MFS Emerging Growth Portfolio]                                          0
[MFS High Income Fund Portfolio]                                         0
[MFS Research Portfolio]                                                 0
[MFS Capital Opportunity Series Portfolio]                               0
[MFS Global Governments Series Portfolio]                                0
[MSDW Emerging Markets Equity Portfolio]                                 0
[MSDW Fixed Income Portfolio]                                            0
[Pioneer Mid-Cap Value Fund Portfolio]                                   0
[Pioneer Real Estate Portfolio]                                          0
[Pioneer Growth Shares Portfolio]                                        0
[Pioneer Growth and Income Portfolio]                                    0
[Pioneer Equity Income Portfolio]                                        0
[Scudder Global Discovery Portfolio]                                     0
[Scudder Growth and Income Portfolio]                                    0
[Scudder International Portfolio]                                        0
[T. Rowe Price Equity Income Portfolio]                                  0
[T. Rowe Price International Stock Portfolio]                            0
[T. Rowe Price Limited-Term Bond Portfolio]                              0
[T. Rowe Price New America Growth Portfolio]                             0
[T. Rowe Price Personal Strategy Balanced Portfolio]                     0


* The guaranteed minimum interest rate credited to the Companion Life Fixed Account is 4%. Higher rates of interest are not guaranteed. We have the right to change the rate of interest credited to the Fixed Account, but not below the guaranteed minimum interest rate.

                                  Data Pages


                               TABLE OF CONTENTS
DEFINITIONS...................................................................  1
GENERAL PROVISIONS............................................................  2
 The Entire Contract..........................................................  2
 Delay of Payments............................................................  2
 Incontestability.............................................................  2
 Misstatement of Age or Sex...................................................  3
 Nonparticipating.............................................................  3
 Periodic Reports.............................................................  3
 Policy Dates.................................................................  3
EXCLUSION.....................................................................  3
 Suicide......................................................................  3
POLICYOWNER AND BENEFICIARY...................................................  3
 Ownership....................................................................  3
 Change of Ownership and Assignment...........................................  4
 Beneficiary..................................................................  4
 Beneficiary Change...........................................................  4
PREMIUMS AND REINSTATEMENT....................................................  4
 Consideration................................................................  4
 Payment of Premiums..........................................................  4
 Planned Premiums and Additional Payments.....................................  4
 Allocation of Net Premiums...................................................  5
 No-Lapse Period..............................................................  5
 Missed Premiums and No-Lapse Periods.........................................  5
 Grace Period.................................................................  5
 Reinstatement................................................................  6
DEATH BENEFIT.................................................................  6
 Change in Specified Amount...................................................  6
 Death Benefit Options........................................................  6
THE VARIABLE ACCOUNT..........................................................  7
 General Description..........................................................  7
 Investment Allocations to the Variable Account...............................  8
 Valuation of Assets..........................................................  8
 Accumulation Units...........................................................  8
 Transfers Between Subaccounts................................................  8
 Dollar Cost Averaging........................................................  8
 Asset Allocation Program.....................................................  9
THE FIXED ACCOUNT.............................................................  9
 General Description..........................................................  9
 Transfers from the Fixed Account.............................................  9
POLICY VALUES................................................................. 10
 Accumulation Value........................................................... 10
 The Fixed Account............................................................ 10
 Partial Withdrawals.......................................................... 11
POLICY CHARGES................................................................ 11
 Monthly Deduction............................................................ 11
 Cost of Insurance............................................................ 12
 Expense Charges.............................................................. 12
 Surrender Charge............................................................. 13
POLICY LOANS AND REPAYMENTS................................................... 13
 Policy Loans................................................................. 13
 Preferred Loans.............................................................. 13
 Loan Repayments.............................................................. 13
INSURANCE AND NONFORFEITURE OPTIONS........................................... 14
 Surrender for Cash........................................................... 14

                                    Page i

 Continuation of Insurance.................................................... 14
 Paid-Up Insurance Benefit.................................................... 14
PAYOUT OPTIONS FOR PAYMENT OF POLICY PROCEEDS................................. 14
 General Conditions........................................................... 14
 Payout Options............................................................... 15
 Variable Payout Options...................................................... 18
 First Variable Payment....................................................... 18
 Second and Later Variable Payments........................................... 18
 Variable Payment Unit Value.................................................. 18
 Number of Variable Payment Units............................................. 18
 Exchange of Variable Payment Units........................................... 19

                                    Page ii

                                  DEFINITIONS

Accumulation Unit means an accounting unit of measure used to calculate the accumulation value of the Variable Account.

Accumulation Value means the dollar value as of any Valuation Date of all amounts accumulated under this policy.

Age means age last birthday.

Allocation Date means the first business day following the completion of the Right to Examine This Policy period.

Beneficiary means the person, persons or entity you name to receive the death benefit of this policy.

Executive Officer means the president, vice president, the secretary or assistant secretary of Companion Life Insurance Company.

Fixed Account means the account which consists of general account assets of Companion Life Insurance Company.

Investment Options means the Series Funds currently available under the policy, plus the Fixed Account. Current Investment Options are shown on the data pages.

Loan Account means an account established for any amounts transferred from the Fixed Account and Subaccounts as a result of loans. The Loan Account is credited with interest and is not based on the experience of the Variable Account.

Monthly Deduction Date means the date of issue and the same date each month thereafter.

Net Premium and Net Additional Payment mean a premium or additional payment less the premium charges shown on the data pages.

Net Assets of the Variable Account means the market value of the investments held by the Variable Account.

Net Asset Value Per Share means the market value of a Series Fund's investment Portfolio divided by the number of shares in the Portfolio.

Our, Us and We refer to Companion Life Insurance Company, Rye, New York.

Payee means the person who receives payments under this policy.

Portfolio means a Series Fund's separate investment series that is available under the policy.

Proceeds means the death benefit, the cash surrender value or the amount payable at maturity.

Rider means a provision added to this policy to expand or limit the benefits payable.

Series Funds means those open-ended management companies in which the Variable Account invests.

Specified Amount means the amount of insurance selected. The initial Specified Amount is shown on the data pages. The current Specified Amount is the initial Specified Amount plus any later increase and less any later decrease.

Subaccount means that portion of the Variable Account which invests in shares of mutual funds or any other investment Portfolios that we determine to be suitable for this policy's purposes.

Valuation Date means each day that the New York Stock Exchange is open for trading.

Valuation Period means the period commencing at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

Variable Account means a separate account maintained by us in which a portion of our assets has been allocated for this and certain other policies. It has been designated on the data pages.

Year means policy year measured from the date of issue unless otherwise indicated.

You and Your refer to the owner of this policy.

                              GENERAL PROVISIONS


The Entire Contract
-------------------

The entire contract is this policy, any riders, endorsements and amendments, and the signed application(s), a copy of which is attached. All statements made in
the application(s) will be deemed representations and not warranties.   We will
not use any statement to contest this policy or deny a claim unless it is in the application(s).

Any change of this policy requires the written consent of an Executive Officer. No agent has the authority to change this contract or waive any of its terms.

We may amend this policy to qualify it as life insurance under the Internal Revenue Code of 1986, as amended. Any amendment may be effective as of the policy's date of issue.

Delay of Payments
-----------------

We will usually pay any amounts payable from the Variable Account as a policy loan, partial withdrawal or cash surrender within seven days after we receive your written request in a form satisfactory to us. We can postpone such payments or any transfers of amounts between Subaccounts or into the Fixed Account or the Loan Account if:

     (a) the New York Stock Exchange is closed for other than customary weekend and holiday closings;
     (b)  trading on the New York Stock Exchange is restricted;
     (c) an emergency exists as determined by the Securities and Exchange Commission, as a result of which it is not reasonably practical to dispose of securities, or not reasonably practical to determine the value of the Net Assets of the Variable Account;
     (d) the Securities and Exchange Commission permits delay for the protection of security holders.

The applicable rules of the Securities and Exchange Commission will govern as to whether the conditions in (c) or (d) exist.

We may defer payment of policy loans, partial withdrawals or a cash surrender from the Fixed Account for up to six months from the date we receive your written request.

Incontestability
----------------

We will not contest the validity of this policy after it has been in force during the lifetime of the Insured for two years from the date of issue. Any contest will be based on material misrepresentations in the application(s).

We will not contest the validity of an increase in current Specified Amount after this policy has been in force during the lifetime of the Insured for two years from the effective date of the increase. Any contest of an increase in Specified Amount will be based on material representations in the application for that increase.

We will not contest the validity of this policy after it has been in force during the lifetime of the Insured for two years from the date of reinstatement. Any contest after reinstatement will be based on material representations in the application for reinstatement.

If this policy is issued as a conversion from another life insurance coverage, then the contestable period for the amount of insurance converted without evidence of insurability will be measured from the date of issue of the original coverage.

Misstatement of Age or Sex
--------------------------

If the Age or sex of the Insured has been misstated, the death benefit will be the amount which would be purchased by the most recent cost of insurance charges at the correct Age and sex.

Nonparticipating
----------------

No dividends will be paid. This policy will not share in our surplus earnings or profits.

Periodic Reports
----------------

At least once each year we will send you a statement showing your Accumulation Value and death benefit as of a date not more than two months prior to the date of mailing. We will also send such statements as may be required by applicable state and federal laws, rules and regulations.

Policy Dates
------------

The following dates are measured from the date of issue:

     (a)  policy months;
     (b)  policy years;
     (c)  policy anniversaries;
     (d)  Monthly Deduction Dates;
     (e)  the maturity date; and
     (f)  the effective date of surrender.

                                   EXCLUSION

Suicide
-------

We will not pay the death benefit if the Insured's death results from suicide within two years from the date of issue. Instead we will pay the sum of the premiums paid since issue less any loans and less any partial withdrawals.

We will not pay that portion of the death benefit resulting from an increase in current Specified Amount if the Insured's death results from suicide within two years from the effective date of the increase. Instead we will pay the sum of the cost of insurance charges for the increase since the date of the increase.

If this policy is issued as a conversion from another life insurance coverage, then the exclusion period for suicide will be measured from the date of issue of the original coverage.

                          POLICYOWNER AND BENEFICIARY

Ownership
---------

The owner is:

     (a)  the Insured;
     (b)  the applicant, if other than the Insured; or
     (c)  any absolute assignee of record.

While the Insured is alive, only you may exercise the rights under this policy. You may name a new owner as described in the Change of Ownership and Assignment provision.

Change of Ownership and Assignment
----------------------------------

You may name a new owner of this policy by an absolute assignment or pledge it as collateral by a collateral assignment. The assignment must be in writing.
No assignment will be binding on us until we record and acknowledge it. We are not responsible for the validity or effect of an assignment of this policy. The rights of any Beneficiary will be subject to a collateral assignment.

If the Beneficiary of this policy is irrevocable, a change of ownership or a collateral assignment may be made only by joint written request from you and the irrevocable Beneficiary.

Beneficiary
-----------

The Beneficiary is named in the application and may be changed as stated in the Beneficiary Change provision, unless the Beneficiary is irrevocable.

Beneficiary Change
------------------

To change a Beneficiary, send us a written request. When recorded and acknowledged by us, the change will be effective as of the date you signed the request. The change will not apply to any payments made or other action taken by us before recording.

If the Beneficiary is irrevocable, you may change the Beneficiary only by joint written request from you and the irrevocable Beneficiary.

                          PREMIUMS AND REINSTATEMENT

Consideration
-------------

The consideration for this policy is the application and the payment of the initial premium and the additional payment, if any.

Payment of Premiums
-------------------

You may pay premiums at our Home Office or to an authorized agent. Planned premiums may be paid:

     (a)  annually;
     (b)  semiannually; or
     (c)  at other intervals we offer.

We will send you a receipt signed by an Executive Officer for any payment if you request one.

Planned Premiums and Additional Payments
----------------------------------------

The planned premium and the payment mode you selected in the application is shown on the data pages.

Beginning with the second year you may change the planned premium once each year. The planned premium is flexible.

You may also make additional payments. The amount of any additional payment paid with the initial premium is shown on the data pages.

Changes in the planned premiums and acceptance of additional payments are subject to our approval. We reserve the right to limit premiums or refund any values in order to qualify this policy as life insurance under the Internal Revenue Code of 1986, as amended.

Allocation of Net Premiums
--------------------------

We will allocate Net Premiums to the Money Market Fund until the Allocation Date. On the Allocation Date the Net Premium will be allocated to one or more Investment Options according to your instructions.

You may change your allocation instructions by written request. The change will be effective on the date we receive your request. The change will apply to any additional premiums paid after the date of the change.

No-Lapse Period
---------------

This provision applies only if:

     (a) either the Minimum Monthly Premium or the Target Monthly Premium requirement has been met; and
     (b)  the policy has never been reinstated; and
     (c) no Additional Insured Term Insurance Rider covering the Insured is attached.

The Minimum Monthly Premium per $1,000 of Specified Amount and the minimum No-Lapse Period are shown on the data pages. If you meet the Minimum Monthly Premium requirement, then the policy will not enter the grace period during the minimum No-Lapse Period.

The Minimum Monthly Premium requirement is met on any monthly deduction date when the total premiums paid since the policy's date of issue less any partial withdrawals, accumulated at 4% interest, less any outstanding policy loan, equals or exceeds the Minimum Monthly Premium accumulated at 4% interest.

The Target Monthly Premium per $1,000 of Specified Amount and the Target No-Lapse Period are shown on the data pages. If you meet the Target Monthly Premium requirement, then the policy will not enter the grace period during the Target No-Lapse Period.

The Target Monthly Premium requirement is met on any monthly deduction date when the total premiums paid since the policy's date of issue less any partial withdrawals, accumulated at 4% interest, less any outstanding policy loan, equals or exceeds the Target Monthly Premium accumulated at 4% interest.

Missed Premiums and No-Lapse Periods
------------------------------------

If you fail to meet the Monthly Premium Requirement for the selected No-Lapse Period on any Monthly Deduction Date, you may still qualify for the selected No-Lapse Period. To qualify you must pay the difference between:

     (a) the sum of the premiums paid since the policy's date of issue less any partial withdrawals, accumulated at 4% interest, less any outstanding loans; and
     (b)  the sum of the Minimum Monthly Premiums accumulated at 4% interest.

We must receive this amount within 90 days of the Monthly Deduction Date on which the Monthly Premium Requirement was not met. If we do not receive this amount within that 90-day period, payment of all subsequent monthly premiums will not guarantee that the policy will continue to the end of the selected No-Lapse Period.

Grace Period
------------

The grace period will begin on any Monthly Deduction Date when the cash surrender value is not enough to pay the Monthly Deduction and any unpaid loan interest, subject to the No-Lapse Period provision.

Written notice will be sent to your last known address and that of any assignee of record within 30 days after the start of the grace period. We will allow 61 days from the start of the grace period for the payment of an amount large enough to pay all unpaid Monthly Deductions and unpaid loan interest. This policy will remain in force during the grace period.

If the payment is not received by the end of the grace period, this policy will terminate as of the first day of the grace period. If the death of the Insured occurs on the Monthly Deduction Date or during the grace period, the death benefit payable will not be less than the death benefit in effect on the Valuation Date immediately prior to the beginning of the grace period, less any past due Monthly Deductions and unpaid loan interest.

Reinstatement
-------------

If this policy lapses and has not been surrendered for cash, you may reinstate it within five years of the date of lapse and prior to the maturity date, subject to the following:

     (a)  written application signed by you and the Insured;
     (b)  evidence of insurability satisfactory to us;
     (c) payment of an amount large enough to continue this policy in force for three months; and
     (d) re-establishment of surrender charges, if any, measured from the original date of issue to the date of reinstatement.

The effective date of reinstatement will be the date we approve the application for reinstatement.

The Specified Amount of the reinstated policy may not exceed the Specified Amount at the time of lapse. The Accumulation Value on the effective date of reinstatement will equal:

     (a)  the amount required in (c) above; plus
     (b) any applicable surrender charge(s) measured from the original date of issue to the date of reinstatement; less
     (c)  the Monthly Deduction for the current month.

                                 DEATH BENEFIT

Change in Specified Amount
--------------------------

After the first year, you may change the current Specified Amount once each year.

You must apply for any increase in current Specified Amount with a new application and provide evidence of insurability satisfactory to us. The Specified Amount may not be increased after the Insured attains Age 90.

Any decrease in current Specified Amount will be subject to the applicable surrender charge as described in the Surrender Charge provision. A decrease will be subject to a minimum Specified Amount of $100,000 remaining in force during policy years one through five and $50,000 remaining in force thereafter.

An increase or decrease will go into effect on the Monthly Deduction Date following the date we approve the change. We will send you an amendment showing the current Specified Amount after the change.

An increase or decrease in current Specified Amount will change the Minimum Monthly Premium and Target Monthly Premium requirements applicable to any No-Lapse Period.

Death Benefit Options
---------------------

The death benefit equals either death benefit Option 1 less any loan or death benefit Option 2 less any loan. We will pay the death benefit according to the death benefit option in effect at the time of the Insured's death. Unless otherwise requested, Option 1 is in effect.

Option 1 is the greater of:

     (a)  the current Specified Amount; or
     (b) the policy's Accumulation Value on the date of death plus the corridor amount.

Option 2 is the policy's Accumulation Value on the date of death plus the greater of:

     (a)  the current Specified Amount; or
     (b)  the corridor amount.

The corridor amount is the Accumulation Value multiplied by the corridor percentage from the table shown below for the Insured's attained Age.

              ------------------------------------------------------------------------
               Attained    Corridor     Attained    Corridor    Attained    Corridor
                  Age     Percentage       Age     Percentage      Age     Percentage
              ------------------------------------------------------------------------
                 0-40        150%          54          57%           68        17%
                  41         143%          55          50%           69        16%
                  42         136%          56          46%           70        15%
                  43         129%          57          42%           71        13%
                  44         122%          58          38%           72        11%
                  45         115%          59          34%           73         9%
                  46         109%          60          30%           74         7%
                  47         103%          61          28%        75-90         5%
                  48          97%          62          26%           91         4%
                  49          91%          63          24%           92         3%
                  50          85%          64          22%           93         2%
                  51          78%          65          20%           94         1%
                  52          71%          66          19%          95+         0%
                  53          64%          67          18%
              ------------------------------------------------------------------------

After the first year, you may change the death benefit option once each year. The change will take effect on the Monthly Deduction Date after we receive a written request for change, at which time the death benefit will reflect the change in option.

Changes in the death benefit option may result in a change in the current Specified Amount. We will increase or decrease the current Specified Amount to maintain the death benefit that was in effect before the death benefit option change. Any decrease resulting from a change in death benefit option will be subject to the applicable surrender charge as described in the Surrender Charge provision.

We will send you an amendment showing the death benefit option in effect and the current Specified Amount after the change.

An increase or decrease in current Specified Amount resulting from a death benefit option change will change the Minimum Monthly Premium and Target Monthly Premium requirements applicable to any No-Lapse Period.

                             THE VARIABLE ACCOUNT


General Description
-------------------

The name of the Variable Account is shown on the data pages. The assets of the Variable Account are our property. These assets are not chargeable with the liabilities arising out of any other business we may conduct, except to the extent that they exceed the liabilities of the Variable Account arising under the policies supported by the Variable Account. The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the Variable Account, without regard to our other income, gains or losses. The investment performance of any Subaccount will be entirely independent of the investment performance of our general account assets and all other accounts we maintain. The Variable Account is subject to the laws of the state of New York, as well as federal securities laws.

Investment Allocations to the Variable Account
----------------------------------------------

The assets of the Variable Account are divided by Portfolios. Where appropriate, the Portfolios are divided by Funds within the Portfolio. This establishes a series of Subaccounts within the Variable Account.

We may, from time to time, add other Investment Options. In such event you may be permitted to select from these other Investment Options. Your selections may be limited by the terms and conditions we may impose on such transactions.

We may also substitute other Investment Options. If required, approval of or change of any investment policy will be filed with the Insurance Department of the state in which this policy was delivered.

Valuation of Assets
-------------------

Assets of shares of Portfolios within each Subaccount will be valued at their Net Asset Value on each Valuation Date.

Accumulation Units
------------------

Each Net Premium, Monthly Deduction, transfer and partial withdrawal is converted into Accumulation Units with respect to amounts allocated to or deducted from the Variable Account. This is done by dividing the dollar amount by the Accumulation Unit value for the Valuation Period during which it is allocated or deducted.

The initial Accumulation Unit value for each Subaccount was set when the Subaccount was established. The unit value may increase or decrease from one Valuation Date to the next.

The Accumulation Unit value for a Subaccount on any Valuation Date is calculated as follows:

     (a) the Net Asset Value Per Share of the Fund multiplied by the number of shares held in the Subaccount, before the purchase or redemption of any shares on that date; divided by
     (b) the total number of Accumulation Units held in the Subaccount on the Valuation Date, before the purchase or redemption of any shares on that date.

Transfers Between Subaccounts
-----------------------------

After the end of the Right to Examine This Policy period, you may transfer all or part of your interest in a Subaccount to another Subaccount or to the Fixed Account. You may make 12 transfers each year without charge. We reserve the right to charge a $10 fee for additional transfers, to be deducted from the amount transferred.

Transfers result in the cancellation of Accumulation Units in the Subaccount from which the transfer is made, and the purchase of Accumulation Units in any Subaccount to which a transfer is made.

We reserve the right at any time and without prior notice to any party to modify the transfer privileges described above.

Dollar Cost Averaging
---------------------

Under the dollar cost averaging program you may instruct us to automatically transfer between Investment Options, on a periodic basis, a predetermined dollar amount or percentage of accumulation value. The automatic transfers will be made from any one Subaccount or the Fixed Account to any other Subaccount.

Automatic transfers can occur monthly, quarterly, semi-annually or annually. The amount transferred each time must be at least $100 and at least $50 per Subaccount. At the time the program begins there must be at least $5,000 of accumulation value in the applicable Subaccount or the Fixed Account, or enough to cover one year's transfers.

If transfers are made from the Fixed Account, the maximum periodic transfer amount is 10% of that account's value at the time of election, or enough to provided transfers for 10 months. There is no maximum transfer amount for the Subaccounts.

You may request dollar cost averaging at the time of application or at a later date. You may specify that the transfers be made on the first through the 28/th/ day of the month. If the day selected is not a Valuation Date in a given month, then the transfer will be processed on the next following Valuation Date. The program will end when:

     (a)  the number of transfers you have requested have been made; or
     (b) when the value in the applicable Subaccount or the Fixed Account is less than $500;

whichever occurs first.

You may increase or decrease the amount or percentage of the transfers or end the program by sending us written notice. There is no charge for participation in this program.

Asset Allocation Program
------------------------

Under the Asset Allocation Program you may instruct us to allocate Net Premium payments and the Accumulation Value among the Subaccounts and the Fixed Account according to your instructions, or according to instructions recommended by us and approved by you. We will allocate your Net Premium payments and transfer accumulation value among the Investment Options to maintain conformity with current instructions. This will "rebalance" your investments.

At the time the program begins, there must be at least $10,000 of Accumulation Value in the policy. Rebalancing will be done on a quarterly, semi-annual or annual basis, as you request. Transfers made in accordance with this program will not be counted toward the 12 free transfers allowed each year.

You may request participation in the Asset Allocation Program at the time of application or at a later date. You may change your allocation percentages or end the program by sending us written notice. There is no charge for participation in this program.

                               THE FIXED ACCOUNT

General Description
-------------------

Any part of the Net Premium allocated to the Fixed Account or transferred to the Fixed Account under the policy becomes part of the general account assets of Companion Life Insurance Company. The Fixed Account includes our assets that are not segregated in separate accounts. We maintain sole discretion to invest the assets of the Fixed Account, subject to applicable law.

Transfers from the Fixed Account
--------------------------------

Once each year you may transfer part of the accumulation value in the Fixed Account to the Subaccounts. The maximum percentage that may be transferred is 10% of the value in the Fixed Account on the date of the transfer. There is no charge for this transfer.

A transfer from the Fixed Account to the Subaccounts results in the purchase of Accumulation Units in each applicable Subaccount.

We reserve the right to defer transfers from the Fixed Account to the Subaccounts for up to six months from the date we receive your written request.

You may transfer amounts from the Subaccounts to the Fixed Account at any time.

                                 POLICY VALUES

Accumulation Value
------------------

On the date of issue the Accumulation Value equals the initial Net Premium less the Monthly Deduction for the first month.

On any Monthly Deduction Date after the date of issue the Accumulation Value equals:

     (a)  the total of the values in each Subaccount; plus
     (b)  the accumulation value of the Fixed Account; plus
     (c)  the accumulation value of the Loan Account; less
     (d)  the Monthly Deduction for the current month.

On any date other than a Monthly Deduction Date the Accumulation Value equals:

     (a) the total of the values in each Subaccount on the date of calculation; plus
     (b) the accumulation value of the Loan Account on the date of calculation; plus
     (c) the accumulation value of the Fixed Account on the date of calculation, as described below.

The value for each Subaccount equals:

     (a)  the current number of Accumulation Units; multiplied by
     (b)  the current unit value.

The Fixed Account
-----------------

The accumulation value of the Fixed Account on any Monthly Deduction Date before deducting the Monthly Deduction equals:

     (a) the value as of the last Monthly Deduction Date, accumulated with interest from the last Monthly Deduction Date; plus
     (b) any Net Premiums credited since the last Monthly Deduction Date, accumulated with interest from the date of payment; plus
     (c) any transfers from the Subaccounts to the Fixed Account since the last Monthly Deduction Date, accumulated with interest from the date of transfer; plus
     (d) any transfers from the Loan Account to the Fixed Account since the last Monthly Deduction Date, accumulated with interest from the date of transfer; less
     (e) any transfers from the Fixed Account to the Subaccounts since the last Monthly Deduction Date, accumulated with interest from the date of transfer; less
     (f) any transfers from the Fixed Account to the Loan Account since the last Monthly Deduction Date, accumulated with interest from the date of transfer; less
     (g) any partial withdrawals and surrender charge taken from the Fixed Account since the last Monthly Deduction Date accumulated with interest from the date of withdrawal.

The accumulation value of the Fixed Account on any date other than a Monthly Deduction Date equals:

     (a) the value as of the last Monthly Deduction Date, accumulated with interest from the Monthly Deduction Date to the date of calculation; plus
     (b) any Net Premiums credited since the last Monthly Deduction Date, accumulated with interest from the date received to the date of calculation; plus
     (c) any transfers from the Subaccounts to the Fixed Account since the last Monthly Deduction Date, accumulated with interest from the date of transfer to the date of calculation; plus
     (d) any transfers from the Loan Account to the Fixed Account since the last Monthly Deduction Date, accumulated with interest from the date of transfer to the date of calculation; less

     (e) any transfers from the Fixed Account to the Subaccounts since the last Monthly Deduction Date, accumulated with interest from the date of transfer to the date of calculation; less

     (f) any transfers from the Fixed Account to the Loan Account since the last Monthly Deduction Date, accumulated with interest from the date of transfer to the date of calculation; less

     (g) any partial withdrawals and surrender charge taken from the Fixed Account since the last Monthly Deduction Date, accumulated with interest from the date of withdrawal to the date of calculation.

We guarantee that the accumulation value in the Fixed Account will be credited with an effective annual interest rate of at least 4%. Using a procedure approved by our Board of Directors, the interest rate credited to the Fixed Account may be in excess of the guaranteed minimum interest rate. Any excess interest rate will be based on future expectations of investment earnings.
These rates will be determined by class according to procedures and standards on file with the Insurance Department of the state in which this policy was delivered. We will review these rates on a monthly basis.

Partial Withdrawals
-------------------

After the first year you may withdraw part of the Accumulation Value. The minimum partial withdrawal is $250. The maximum partial withdrawal is an amount such that the remaining cash surrender value is not less than $500 and the Specified Amount is not less than $100,000 in policy years one through five or not less than $50,000 thereafter.

If Death Benefit Option 1 is in effect, the following will apply for each partial withdrawal:

     (a) the current Specified Amount will be reduced by the amount of the withdrawal; and

     (b)  the Accumulation Value will be reduced by:

               (1)  the amount of the withdrawal; and

               (2) the surrender charge applicable to the decrease in current Specified Amount, as described in the Surrender Charge provision.

We will send you an amendment showing the current Specified Amount after the withdrawal.

If Death Benefit Option 2 is in effect, the Accumulation Value will be reduced by the amount of the withdrawal.

The amount of cash withdrawal requested and any surrender charge will be deducted from the Accumulation Value on the date we receive your written request. Partial withdrawals will result in cancellation of Accumulation Units from each applicable Subaccount. In the absence of instructions from you, amounts will be deducted from the Subaccounts and the Fixed Account on a pro rata basis. No more than a pro rata amount may be withdrawn from the Fixed Account for any partial withdrawal. We reserve the right to defer withdrawals from the Fixed Account for up to six months from the date we receive your written request.

Partial withdrawals may change the Minimum and Target Monthly Premium requirements applicable to any No-Lapse Period.

                                POLICY CHARGES

Monthly Deduction
-----------------

The Monthly Deduction equals:

     (a)  the cost of insurance for the current month; plus
     (b)  the cost of any riders for the current month; plus
     (c)  the risk charge; plus
     (d)  the administrative charge.

The Monthly Deduction will be deducted from the Subaccounts and the Fixed Account on a pro rata basis on each Monthly Deduction Date. Monthly Deductions result in cancellation of Accumulation Units from the Subaccounts.

Cost of Insurance
-----------------

The cost of insurance used each month in calculating the Monthly Deduction equals:

     (a) the net amount at risk for the month; multiplied by
     (b) the cost of insurance charge per $1,000 of Specified Amount; divided by
     (c) 1,000.

The guaranteed monthly cost of insurance charge for each $1,000 of Specified Amount is shown on the data pages. The charge is based on the Insured's attained Age, sex, risk class and rate class.

The net amount at risk in any month equals:

     (a) the death benefit; less
     (b) the Accumulation Value on the Monthly Deduction Date after deducting the rider charge, if any, the risk charge for the current month, and the administrative charge.

We may use current cost of insurance charges less than those shown. Current cost of insurance charges are based on the Insured's issue Age, sex, risk class and rate class, the current Specified Amount, and the length of time the policy has been in force. We reserve the right to change current cost of insurance charges. Changes in cost of insurance rates will be by class and will be based on changes in future expectations of factors such as:

     (a) investment earnings;
     (b) mortality;
     (c) persistency; and
     (d) expenses.

We will review current cost of insurance charges no more frequently than once per year and no less frequently than once every five years. Any change in current cost of insurance charges will be determined in accordance with procedures and standards on file with the Insurance Department of the state in which this policy was delivered.

Expense Charges
---------------

The guaranteed maximum expense charges are shown in the POLICY CHARGES section of the data pages. They include:

     (a) a risk charge;
     (b) an administrative charge;
     (c) premium charges for tax expenses and premium processing expenses; and
     (d) a transfer charge.

We may use current expense charges that are less than those shown. Changes in current expense charges will be by class and will be based on changes in future expectations of factors such as:

     (a) investment earnings;
     (b) mortality;
     (c) persistency; and
     (d) expenses.

We will review current expense charges no more frequently than once per year and no less frequently than once every five years. Any change in current expense charges will be determined in accordance with procedures and standards on file with the Insurance Department of the state in which this policy was delivered.

Surrender Charge
----------------

If you surrender your policy during the first 12 years, a surrender charge will be deducted from the Accumulation Value. A surrender charge will also be deducted if the current Specified Amount is decreased during the first 12 years.

Surrender charges vary by issue Age, sex and risk class, and the length of time your policy has been in force. Charges for each $1,000 of Specified Amount and decrease in current Specified Amount are shown on the data pages.

                          POLICY LOANS AND REPAYMENTS

Depending on the circumstances, receipt of a policy loan may have federal income tax consequences. You should consult your personal tax advisor before requesting a policy loan.

Policy Loans
------------

After the first year you may obtain a loan for all or part of the cash surrender value less:

     (a) the loan interest to the end of the year; and
     (b) the Monthly Deduction for one month.

This policy must be assigned to us as sole security for the loan.

We will transfer all loan amounts from the Subaccounts and the Fixed Account to the Loan Account. The amounts will be transferred on a pro rata basis. Transfers from the Subaccounts will result in cancellation of Accumulation Units.

Loan interest is payable at the rate of 5.7% in advance (6% effective annual rate). Interest is due on each policy anniversary. If the interest is not paid when due, we will transfer an amount equal to the unpaid loan interest from the Subaccounts and the Fixed Account to the Loan Account on a pro rata basis.

We will credit 4% interest to any amounts in the Loan Account, except amounts equal to a Preferred Loan as described below.

The death benefit will be reduced by the amount of any loan outstanding on the date of the Insured's death.

We may defer making a loan for six months unless the loan is to pay premiums to us.

Preferred Loans
---------------

Beginning in the 10th policy year, Preferred Loans are available. A Preferred Loan will be credited with 6% interest. Any loan outstanding at the beginning of the 10th policy year will become a Preferred Loan from that point forward.


Loan Repayments
---------------

All or part of the loan may be repaid at any time while this policy is in force. The amount of a loan repayment will be deducted from the Loan Account. It will be reallocated among the Fixed Account and the Subaccounts in the same percentages as the Accumulation Value is allocated on the date of repayment.

You should identify any payment intended to reduce a loan as a loan repayment; otherwise, it will be added to the Accumulation Value.

                      INSURANCE AND NONFORFEITURE OPTIONS

Surrender for Cash
------------------

While the Insured is alive, you may terminate this policy for its cash surrender value. The policy must be returned to us to receive the cash surrender value. The cash surrender value equals:

     (a) the Accumulation Value at the end of the Valuation Period in which we receive your written request; less
     (b) any outstanding policy loan and unpaid loan interest; and less
     (c) any applicable surrender charge.

The cash surrender value will be equal to or greater than the minimum cash surrender value required by the state in which this policy was delivered. If the risk class shown on the data pages is "Nontobacco," then the values are based on the Commissioners 1980 Standard Nonsmoker Mortality Table, age last birthday, with interest at 4%. If the risk class shown on the data pages is "Tobacco," then the values are based on the Commissioners 1980 Standard Smoker Mortality Table, age last birthday, with interest at 4%. The method of computation of the cash surrender value is on file with the Insurance Commissioner of the state in which this policy was delivered.

We may defer payment of a cash surrender from the Fixed Account for six months.

Continuation of Insurance
-------------------------

If no additional premiums are paid, this policy will continue as follows:

     (a) if there are no outstanding policy loans, until the Accumulation Value is not enough to pay the Monthly Deduction, subject to the No-Lapse Period provision, if applicable, and the Grace Period provision;
     (b) if there are any outstanding policy loans, until the cash surrender value is not enough to pay the Monthly Deduction and any unpaid loan interest, subject to the No-Lapse Period provision, if applicable, and the Grace Period provision; or
     (c) until the maturity date,

whichever occurs first.

We will pay you any remaining Accumulation Value less any outstanding policy loan and unpaid loan interest at maturity if the Insured is then living.

Paid-Up Insurance Benefit
-------------------------

Within 60 days after each policy anniversary you have the option to transfer the accumulation value in the Variable Account to the Fixed Account and apply the cash surrender value to purchase a fixed paid-up life insurance benefit. The amount of paid-up life insurance will be the amount provided by applying the cash surrender value as a net single premium based on the Commissioners 1980 Standard Ordinary Mortality Table, Smoker or Nonsmoker and Male or Female as applicable to the Insured, age last birthday, with interest at 4%.

                 PAYOUT OPTIONS FOR PAYMENT OF POLICY PROCEEDS

General Conditions
------------------

While the Insured is alive, you may choose to have the Proceeds paid under any combination of the fixed and variable payout options shown in this policy. A Beneficiary may also have the death benefit applied to a payout option. If another option is not chosen within 60 days of the date we receive due proof of death, we will make payment in a lump sum.

We reserve the right to pay the Proceeds in one sum:

       (a)  when the Proceeds are less than $2,000; or
       (b) when the option of payment chosen would result in periodic payments of less than $20.

Proceeds may not be applied under an option for more than 30 years or the lifetime of the Payee, whichever is longer.

Payees must be individuals who receive payments in their own behalf unless otherwise agreed to by us. Any option chosen will be effective when we acknowledge it.

We may require proof of the age or survival of the Payee.

The guaranteed minimum interest rate used in the fixed payout options is 3%. Using a procedure approved by our Board of Directors, we may pay or credit additional interest annually.

When the last Payee dies, we will pay to the estate of that Payee:

       (a)  any amount on deposit; or
       (b) the then present value of any remaining guaranteed payments under a fixed option. The present value will be based on interest at 3% unless Option 4 has been chosen and basis (b) has been used to compute the monthly income. If basis (b) has been used, the present value will be based on the interest rate used in a single premium immediate annuity policy available from us at the time the option becomes effective.

Payout Options
--------------

1.  Proceeds Held on Deposit at Interest

    This option is available on a fixed basis. While the Proceeds are held by us, we will annually:

       (a)  pay interest to the Payee; or
       (b)  add interest to the Proceeds.

2.  Income of a Specified Amount

    This option is available on either a fixed or variable basis. We will pay the Proceeds in installments of a specified amount until the Proceeds with interest have been fully paid.

3.  Income for a Specified Period

    This option is available on a fixed basis. We will pay the Proceeds in installments for the number of years you choose. The monthly incomes for each $1,000 of Proceeds are shown in the following table. These amounts include interest. We will provide the income amounts for payments other than monthly upon request.

          ----------------------------------------------------------
          Years     Monthly    Years    Monthly    Years     Monthly
          Chosen    Income     Chosen   Income     Chosen    Income
          ----------------------------------------------------------
            1       $84.47        8     $11.68       15      $6.87
            2        42.86        9      10.53       16       6.53
            3        28.99       10       9.61       17       6.23
            4        22.06       11       8.86       18       5.96
            5        17.91       12       8.24       19       5.73
            6        15.14       13       7.71       20       5.51
            7        13.16       14       7.26
          ----------------------------------------------------------

4.  Lifetime Income

    This option is available on either a fixed or variable basis. We will pay the Proceeds as a monthly income for as long as the Payee lives. The following guarantees are available:

       (a) Guaranteed Period - The monthly income will be paid for a certain number of years and as long thereafter as the Payee lives; or

          (b) Guaranteed Amount (Installment Refund) - The monthly income will be paid until the sum of all payments equals the Proceeds placed under this option and as long thereafter as the Payee lives.

     If any lifetime income option with a guaranteed period provides installment payments of the same amount at some ages for different guaranteed periods, then we will provide payments for the longest guaranteed period that is available at that age and amount.

     The monthly income as a fixed payout will be the amount computed using one of the following bases:

          (a) the Lifetime Monthly Income Table for Fixed Payout Option 4 shown in this policy; or
          (b) if more favorable to the Payee, our then current lifetime monthly income rates for payment of Proceeds.

     The Lifetime Monthly Income Table for Fixed Payout Option 4 is based on the 1983a Mortality Table and interest at 3%.

5.   Lump Sum

     The Proceeds will be paid in one sum.

6.   Other Options

     Upon request and if available, we will provide payments for other options, including joint and survivor periods.

Additional information about any of the options may be obtained by contacting us.

            Lifetime Monthly Income Table for Fixed Payout Option 4
                  Monthly Income for Each $1,000 of Proceeds

-----------------------------------------------------------------------------------------------------------------------
Age Last    Guaranteed     Guaranteed    Age Last   Guaranteed     Guaranteed    Age Last   Guaranteed     Guaranteed
Birthday      Period         Amount      Birthday     Period         Amount      Birthday     Period         Amount
           --------------------------              ----------------------------            ----------------------------
of Payee   Male   Female  Male   Female  of Payee  Male   Female  Male   Female  of Payee  Male   Female  Male   Female
-----------------------------------------------------------------------------------------------------------------------
  7 and
  under    $2.84   $2.77  $2.83   $2.76
    8       2.85    2.78   2.84    2.77     34     $3.40   $3.23  $3.36   $3.20     60     $5.14   $4.66  $4.86   $4.48
    9       2.86    2.79   2.85    2.78     35      3.44    3.26   3.39    3.23     61      5.27    4.76   4.96    4.56
   10       2.87    2.80   2.86    2.79     36      3.48    3.29   3.42    3.26     62      5.39    4.87   5.07    4.66
   11       2.89    2.81   2.88    2.80     37      3.52    3.32   3.46    3.29     63      5.53    4.98   5.19    4.75
   12       2.90    2.82   2.89    2.82     38      3.56    3.35   3.49    3.32     64      5.66    5.10   5.30    4.86
   13       2.91    2.83   2.90    2.83     39      3.60    3.38   3.53    3.35     65      5.81    5.22   5.43    4.96
   14       2.93    2.85   2.92    2.84     40      3.65    3.42   3.57    3.38     66      5.96    5.36   5.56    5.08
   15       2.95    2.86   2.93    2.85     41      3.69    3.46   3.61    3.42     67      6.12    5.50   5.70    5.20
   16       2.96    2.87   2.95    2.86     42      3.74    3.50   3.66    3.45     68      6.28    5.65   5.85    5.33
   17       2.98    2.89   2.96    2.88     43      3.79    3.54   3.70    3.49     69      6.44    5.80   6.00    5.47
   18       3.00    2.90   2.98    2.89     44      3.85    3.58   3.75    3.53     70      6.61    5.97   6.16    5.61
   19       3.01    2.92   3.00    2.91     45      3.90    3.63   3.80    3.57     71      6.79    6.14   6.33    5.76
   20       3.03    2.93   3.02    2.92     46      3.96    3.67   3.85    3.61     72      6.96    6.32   6.51    5.93
   21       3.05    2.95   3.04    2.94     47      4.02    3.72   3.90    3.66     73      7.14    6.50   6.69    6.10
   22       3.07    2.96   3.06    2.95     48      4.09    3.78   3.96    3.70     74      7.32    6.69   6.90    6.28
   23       3.09    2.98   3.08    2.97     49      4.15    3.83   4.01    3.75     75      7.50    6.89   7.10    6.47
   24       3.12    3.00   3.10    2.99     50      4.22    3.89   4.07    3.80     76      7.67    7.09   7.32    6.68
   25       3.14    3.02   3.12    3.01     51      4.30    3.95   4.14    3.86     77      7.84    7.29   7.54    6.90
   26       3.16    3.04   3.14    3.02     52      4.37    4.01   4.20    3.91     78      8.01    7.49   7.78    7.12
   27       3.19    3.06   3.16    3.04     53      4.45    4.08   4.27    3.97     79      8.18    7.69   8.03    7.37
   28       3.22    3.08   3.19    3.06     54      4.54    4.15   4.34    4.03     80      8.33    7.89   8.30    7.64
   29       3.24    3.10   3.21    3.09     55      4.62    4.22   4.42    4.10     81      8.48    8.08   8.58    7.90
   30       3.27    3.12   3.24    3.11     56      4.72    4.30   4.50    4.17     82      8.61    8.26   8.88    8.20
   31       3.30    3.15   3.27    3.13     57      4.82    4.38   4.58    4.24     83      8.74    8.43   9.19    8.50
   32       3.33    3.17   3.30    3.15     58      4.92    4.47   4.67    4.31     84      8.86    8.59   9.53    8.81
   33       3.37    3.20   3.33    3.18     59      5.03    4.56   4.77    4.39     85      8.97    8.74   9.83    9.18
                                                                                 and over
-----------------------------------------------------------------------------------------------------------------------

Variable Payout Options
-----------------------

You may choose payout options 2, 4 or 6 to be paid as variable payments. Variable payments vary according to the net investment return of the Subaccounts chosen. If variable payments are being made under Option 2 or 6 and do not involve life contingencies, then you may surrender the policy and receive the commuted value of any unpaid payments.

First Variable Payment
----------------------

We will compute the dollar amount of the first monthly variable payment by applying all or part of the Proceeds to the Variable Payout Options Table shown in this policy for the payout option you choose. The table shows the dollar amount of monthly payment that you can buy with each $1,000 of Proceeds.

If you have chosen more than one Subaccount, we will apply the accumulation value of each Subaccount separately to the Variable Payout Options Table. The total amount of the first variable payment equals the sum of the payment amounts payable for each Subaccount.

Second and Later Variable Payments
----------------------------------

The dollar amount of the second and later variable payments is not set. It may change from month to month. We will compute the payment on the 10th Valuation Date before the payment is due.

The amount of each variable payment after the first equals:

     (a) the sum of the number of variable payment units under each Subaccount; multiplied by
     (b) the current variable payment unit value for each Subaccount as of the date we compute the payment.

A variable payment unit is a measuring unit used in computing the amount of the variable payments. The value of a variable payment unit for each Subaccount will vary with the net investment return of the Subaccount.

Variable Payment Unit Value
---------------------------

The current value of a variable payment unit for each Subaccount is:

     (a)  the value as of the date we computed the last payment; multiplied by
     (b) the Net Investment Factor for the Subaccount as of the date on which we are computing the current payment.

The Net Investment Factor is figured by dividing (a) by (b), then subtracting
(c) from the result, then multiplying by the offset factor described below. The values of (a), (b) and (c) are defined as follows:

     (a)  is the net result of
          (1) the Net Asset Value of a Fund share held in a Subaccount as of the end of the current payment period; plus or minus
          (2) a per share credit or charge for any taxes we incurred since the last computation date that were charged to the operation of the Subaccount.
     (b) is the Net Asset Value of a Fund share held in the Subaccount as of the beginning of the current payment period.
     (c) is the asset charge factor that reflects the expense charges deducted from the Variable Account. This factor is equal, on an annual basis, to 1.20% of the daily net asset value of the Variable Account.

The result of the calculation described above is then multiplied by a factor that offsets the assumed investment rate upon which the Variable Payout Options Table is based. This allows the actual investment rate to be credited. For a one-day Valuation Period the factor is 0.99989255, using an assumed investment rate of 4% per year.

Number of Variable Payment Units
--------------------------------

The number of variable payment units payable for each Subaccount equals:

     (a) the amount of the first monthly variable payment payable for that Subaccount; divided by

     (b) the variable payment unit value for that Subaccount as of the 10th Valuation Date before the first variable payment is made.

The number of variable payment units payable for each Subaccount is fixed when we compute the first variable payment. The number remains fixed unless you exchange variable payment units between Subaccounts. The number of variable payment units will not change as a result of investment experience.

We guarantee that the dollar amount of each variable payment after the first will not be affected by actual expenses or changes in mortality experience.

Exchange of Variable Payment Units
----------------------------------

After the first variable payment is made, you may exchange the value of a specified number of variable payment units of one Subaccount for variable payment units of another Subaccount or the Fixed Account. You may not exchange variable payment units of the Fixed Account for variable payment units of the Subaccounts.

The value of the variable payment units being exchanged will be the value for the Valuation Period during which we receive your request for the exchange. The value of the new variable payment units will be such that the dollar amount of a payment made on the date of the exchange would not change as a result of the exchange.

No more than four exchanges may be made each year.

                         VARIABLE PAYOUT OPTIONS TABLE

    Monthly Payouts per $1,000 based on 4.00% interest and 1983a Mortality
            Table ALB projected 20 years with Projection Scale 'G'

===============================================================================================================================
                        FEMALE RATES                                                          MALE RATES
-------------------------------------------------------------------------------------------------------------------------------
   Age       20 Year       10 Year     Life Only   Installment      20 Year       10 Year      Life Only   Installment    Age
            Certain &     Certain &                  Refund        Certain &     Certain &                    Refund
              Life          Life                                     Life          Life
-------------------------------------------------------------------------------------------------------------------------------
    0         3.44          3.44         3.44         3.44           3.49              3.49       3.50         3.49        0
-------------------------------------------------------------------------------------------------------------------------------
    1         3.44          3.44         3.44         3.44           3.49              3.49       3.50         3.49        1
-------------------------------------------------------------------------------------------------------------------------------
    2         3.44          3.44         3.44         3.44           3.49              3.49       3.50         3.49        2
-------------------------------------------------------------------------------------------------------------------------------
    3         3.44          3.44         3.44         3.44           3.49              3.49       3.50         3.49        3
-------------------------------------------------------------------------------------------------------------------------------
    4         3.44          3.44         3.44         3.44           3.49              3.49       3.50         3.49        4
-------------------------------------------------------------------------------------------------------------------------------
    5         3.44          3.44         3.44         3.44           3.49              3.49       3.50         3.49        5
-------------------------------------------------------------------------------------------------------------------------------
    6         3.44          3.44         3.44         3.44           3.49              3.49       3.50         3.49        6
-------------------------------------------------------------------------------------------------------------------------------
    7         3.44          3.44         3.44         3.44           3.49              3.49       3.50         3.49        7
-------------------------------------------------------------------------------------------------------------------------------
    8         3.44          3.45         3.45         3.44           3.50              3.50       3.51         3.50        8
-------------------------------------------------------------------------------------------------------------------------------
    9         3.45          3.45         3.45         3.45           3.51              3.51       3.51         3.50        9
-------------------------------------------------------------------------------------------------------------------------------
    10        3.46          3.46         3.46         3.46           3.52              3.52       3.53         3.51        10
-------------------------------------------------------------------------------------------------------------------------------
    11        3.47          3.47         3.47         3.47           3.53              3.53       3.53         3.52        11
-------------------------------------------------------------------------------------------------------------------------------
    12        3.48          3.48         3.48         3.47           3.54              3.54       3.54         3.53        12
-------------------------------------------------------------------------------------------------------------------------------
    13        3.48          3.49         3.49         3.48           3.55              3.55       3.56         3.54        13
-------------------------------------------------------------------------------------------------------------------------------
    14        3.49          3.50         3.50         3.49           3.56              3.57       3.57         3.56        14
-------------------------------------------------------------------------------------------------------------------------------
    15        3.50          3.51         3.51         3.50           3.57              3.58       3.58         3.57        15
-------------------------------------------------------------------------------------------------------------------------------
    16        3.51          3.51         3.52         3.51           3.58              3.59       3.59         3.58        16
-------------------------------------------------------------------------------------------------------------------------------
    17        3.52          3.53         3.53         3.52           3.60              3.60       3.60         3.59        17
-------------------------------------------------------------------------------------------------------------------------------
    18        3.53          3.54         3.54         3.53           3.61              3.62       3.62         3.60        18
-------------------------------------------------------------------------------------------------------------------------------
    19        3.54          3.55         3.55         3.54           3.62              3.63       3.63         3.62        19
-------------------------------------------------------------------------------------------------------------------------------
    20        3.55          3.56         3.56         3.55           3.64              3.64       3.65         3.63        20
-------------------------------------------------------------------------------------------------------------------------------
    21        3.57          3.57         3.57         3.56           3.65              3.66       3.66         3.65        21
-------------------------------------------------------------------------------------------------------------------------------
    22        3.58          3.58         3.58         3.58           3.67              3.67       3.68         3.66        22
-------------------------------------------------------------------------------------------------------------------------------
    23        3.59          3.60         3.60         3.59           3.68              3.69       3.70         3.68        23
-------------------------------------------------------------------------------------------------------------------------------
    24        3.61          3.61         3.61         3.60           3.70              3.71       3.71         3.70        24
-------------------------------------------------------------------------------------------------------------------------------
    25        3.62          3.62         3.63         3.62           3.72              3.73       3.73         3.71        25
-------------------------------------------------------------------------------------------------------------------------------
    26        3.63          3.64         3.64         3.63           3.74              3.75       3.75         3.73        26
-------------------------------------------------------------------------------------------------------------------------------
    27        3.65          3.65         3.66         3.65           3.76              3.77       3.77         3.75        27
-------------------------------------------------------------------------------------------------------------------------------
    28        3.67          3.67         3.67         3.66           3.78              3.79       3.79         3.77        28
===============================================================================================================================

                         VARIABLE PAYOUT OPTIONS TABLE

    Monthly Payouts per $1,000 based on 4.00% interest and 1983a Mortality
            Table ALB projected 20 years with Projection Scale 'G'

===============================================================================================================================
                        FEMALE RATES                                                          MALE RATES
-------------------------------------------------------------------------------------------------------------------------------
   Age       20 Year       10 Year     Life Only   Installment      20 Year       10 Year      Life Only   Installment    Age
            Certain &     Certain &                  Refund        Certain &     Certain &                    Refund
              Life          Life                                     Life          Life
-------------------------------------------------------------------------------------------------------------------------------
    29        3.68          3.69          3.69        3.68           3.80          3.81           3.81         3.79       29
-------------------------------------------------------------------------------------------------------------------------------
    30        3.70          3.71          3.71        3.70           3.82          3.83           3.84         3.81       30
-------------------------------------------------------------------------------------------------------------------------------
    31        3.72          3.73          3.73        3.72           3.84          3.86           3.86         3.84       31
-------------------------------------------------------------------------------------------------------------------------------
    32        3.74          3.75          3.75        3.74           3.87          3.88           3.89         3.86       32
-------------------------------------------------------------------------------------------------------------------------------
    33        3.76          3.77          3.77        3.76           3.89          3.91           3.91         3.89       33
-------------------------------------------------------------------------------------------------------------------------------
    34        3.78          3.79          3.79        3.78           3.92          3.94           3.94         3.92       34
-------------------------------------------------------------------------------------------------------------------------------
    35        3.80          3.81          3.81        3.80           3.95          3.97           3.97         3.94       35
-------------------------------------------------------------------------------------------------------------------------------
    36        3.82          3.84          3.84        3.82           3.97          4.00           4.00         3.97       36
-------------------------------------------------------------------------------------------------------------------------------
    37        3.85          3.86          3.86        3.85           4.00          4.03           4.04         4.00       37
-------------------------------------------------------------------------------------------------------------------------------
    38        3.87          3.89          3.89        3.87           4.04          4.07           4.07         4.03       38
-------------------------------------------------------------------------------------------------------------------------------
    39        3.90          3.92          3.92        3.90           4.07          4.10           4.11         4.06       39
-------------------------------------------------------------------------------------------------------------------------------
    40        3.93          3.95          3.95        3.93           4.10          4.14           4.15         4.10       40
-------------------------------------------------------------------------------------------------------------------------------
    41        3.96          3.98          3.98        3.96           4.14          4.18           4.19         4.14       41
-------------------------------------------------------------------------------------------------------------------------------
    42        3.99          4.01          4.01        3.99           4.18          4.22           4.24         4.18       42
-------------------------------------------------------------------------------------------------------------------------------
    43        4.02          4.04          4.05        4.02           4.22          4.27           4.28         4.21       43
-------------------------------------------------------------------------------------------------------------------------------
    44        4.05          4.08          4.09        4.05           4.25          4.32           4.33         4.25       44
-------------------------------------------------------------------------------------------------------------------------------
    45        4.09          4.12          4.13        4.09           4.30          4.36           4.38         4.30       45
-------------------------------------------------------------------------------------------------------------------------------
    46        4.13          4.16          4.17        4.13           4.34          4.41           4.43         4.35       46
-------------------------------------------------------------------------------------------------------------------------------
    47        4.16          4.20          4.21        4.16           4.38          4.47           4.49         4.39       47
-------------------------------------------------------------------------------------------------------------------------------
    48        4.20          4.24          4.25        4.20           4.43          4.52           4.55         4.44       48
-------------------------------------------------------------------------------------------------------------------------------
    49        4.24          4.29          4.30        4.24           4.48          4.58           4.61         4.49       49
-------------------------------------------------------------------------------------------------------------------------------
    50        4.29          4.34          4.35        4.29           4.53          4.64           4.68         4.55       50
-------------------------------------------------------------------------------------------------------------------------------
    51        4.33          4.39          4.40        4.34           4.58          4.70           4.74         4.61       51
-------------------------------------------------------------------------------------------------------------------------------
    52        4.38          4.44          4.46        4.39           4.63          4.77           4.81         4.67       52
-------------------------------------------------------------------------------------------------------------------------------
    53        4.43          4.50          4.52        4.44           4.69          4.84           4.89         4.73       53
-------------------------------------------------------------------------------------------------------------------------------
    54        4.48          4.56          4.58        4.49           4.74          4.91           4.97         4.80       54
-------------------------------------------------------------------------------------------------------------------------------
    55        4.53          4.62          4.65        4.56           4.80          4.99           5.06         4.87       55
-------------------------------------------------------------------------------------------------------------------------------
    56        4.59          4.69          4.72        4.62           4.86          5.08           5.14         4.94       56
-------------------------------------------------------------------------------------------------------------------------------
    57        4.65          4.76          4.79        4.68           4.92          5.16           5.24         5.02       57
-------------------------------------------------------------------------------------------------------------------------------
    58        4.71          4.83          4.87        4.74           4.98          5.25           5.34         5.10       58
-------------------------------------------------------------------------------------------------------------------------------
    59        4.77          4.91          4.96        4.82           5.04          5.35           5.45         5.19       59
-------------------------------------------------------------------------------------------------------------------------------
    60        4.83          5.00          5.05        4.89           5.01          5.45           5.57         5.28       60
-------------------------------------------------------------------------------------------------------------------------------
    61        4.89          5.08          5.14        4.97           5.17          5.56           5.69         5.37       61
-------------------------------------------------------------------------------------------------------------------------------
    62        4.96          5.18          5.24        5.06           5.23          5.67           5.82         5.47       62
-------------------------------------------------------------------------------------------------------------------------------
    63        5.03          5.28          5.35        5.14           5.29          5.79           5.97         5.58       63
-------------------------------------------------------------------------------------------------------------------------------
    64        5.09          5.38          5.47        5.24           5.35          5.92           6.11         5.69       64
-------------------------------------------------------------------------------------------------------------------------------
    65        5.16          5.49          5.59        5.34           5.41          6.05           6.28         5.81       65
-------------------------------------------------------------------------------------------------------------------------------
    66        5.23          5.61          5.72        5.45           5.47          6.19           6.45         5.93       66
-------------------------------------------------------------------------------------------------------------------------------
    67        5.30          5.74          5.86        5.56           5.52          6.32           6.63         6.06       67
-------------------------------------------------------------------------------------------------------------------------------
    68        5.37          5.86          6.02        5.68           5.58          6.47           6.84         6.20       68
-------------------------------------------------------------------------------------------------------------------------------
    69        5.43          6.00          6.18        5.80           5.63          6.62           7.05         6.35       69
-------------------------------------------------------------------------------------------------------------------------------
    70        5.50          6.15          6.36        5.93           5.67          6.78           7.28         6.50       70
-------------------------------------------------------------------------------------------------------------------------------
    71        5.56          6.30          6.55        6.07           5.72          6.94           7.51         6.64       71
-------------------------------------------------------------------------------------------------------------------------------
    72        5.61          6.46          6.76        6.22           5.76          7.10           7.77         6.82       72
-------------------------------------------------------------------------------------------------------------------------------
    73        5.67          6.63          6.99        6.37           5.80          7.27           8.04         6.99       73
-------------------------------------------------------------------------------------------------------------------------------
    74        5.72          6.80          7.23        6.55           5.83          7.43           8.33         7.17       74
-------------------------------------------------------------------------------------------------------------------------------
    75        5.76          6.99          7.49        6.72           5.86          7.60           8.64         7.37       75
-------------------------------------------------------------------------------------------------------------------------------
    76        5.80          7.17          7.77        6.91           5.89          7.77           8.97         7.57       76
-------------------------------------------------------------------------------------------------------------------------------
    77        5.83          7.36          8.07        7.11           5.91          7.94           9.32         7.78       77
-------------------------------------------------------------------------------------------------------------------------------
    78        5.86          7.55          8.40        7.33           5.93          8.11           9.70         8.01       78
-------------------------------------------------------------------------------------------------------------------------------
    79        5.89          7.74          8.75        7.55           5.94          8.28          10.10         8.25       79
-------------------------------------------------------------------------------------------------------------------------------
    80        5.91          7.93          9.14        7.78           5.96          8.44          10.54         8.50       80
-------------------------------------------------------------------------------------------------------------------------------
    81        5.93          8.12          9.55        8.03           5.97          8.60          10.99         8.76       81
===============================================================================================================================

                         VARIABLE PAYOUT OPTIONS TABLE

    Monthly Payouts per $1,000 based on 4.00% interest and 1983a Mortality
            Table ALB projected 20 years with Projection Scale 'G'

===============================================================================================================================
                        FEMALE RATES                                                          MALE RATES
-------------------------------------------------------------------------------------------------------------------------------
   Age       20 Year       10 Year     Life Only   Installment      20 Year       10 Year      Life Only   Installment    Age
            Certain &     Certain &                  Refund        Certain &     Certain &                    Refund
              Life          Life                                     Life          Life
-------------------------------------------------------------------------------------------------------------------------------
    82        5.95          8.31          9.99         8.30          5.98          8.75          11.49          9.03      82
-------------------------------------------------------------------------------------------------------------------------------
    83        5.96          8.49         10.47         8.57          5.98          8.89          12.01          9.33      83
-------------------------------------------------------------------------------------------------------------------------------
    84        5.97          8.66         10.99         8.86          5.99          9.03          12.57          9.62      84
-------------------------------------------------------------------------------------------------------------------------------
    85        5.98          8.82         11.56         9.18          6.00          9.16          13.14          9.94      85
-------------------------------------------------------------------------------------------------------------------------------
    86        5.99          8.97         12.17         9.49          6.00          9.28          13.77         10.28      86
-------------------------------------------------------------------------------------------------------------------------------
    87        5.99          9.11         12.80         9.82          6.00          9.38          14.44         10.62      87
-------------------------------------------------------------------------------------------------------------------------------
    88        6.00          9.24         13.51        10.17          6.00          9.48          15.18         11.00      88
-------------------------------------------------------------------------------------------------------------------------------
    89        6.00          9.35         14.25        10.53          6.00          9.58          16.96         11.38      89
-------------------------------------------------------------------------------------------------------------------------------
    90        6.00          9.46         15.04        10.90          6.00          9.66          15.80         11.81      90
-------------------------------------------------------------------------------------------------------------------------------
    91        6.00          9.56         15.81        11.29          6.00          9.74          17.62         12.22      91
-------------------------------------------------------------------------------------------------------------------------------
    92        6.00          9.63         16.60        11.69          6.00          9.79          18.52         12.65      92
-------------------------------------------------------------------------------------------------------------------------------
    93        6.00          9.71         17.43        12.10          6.00          9.85          19.47         13.15      93
-------------------------------------------------------------------------------------------------------------------------------
    94        6.00          9.78         18.32        12.53          6.00          9.90          20.48         13.66      94
-------------------------------------------------------------------------------------------------------------------------------
    95        6.00          9.84         19.20        12.99          6.00          9.94          21.59         14.21      95
===============================================================================================================================

This is a flexible premium variable universal life insurance policy.  The
                                                                      ---
policy's accumulation value in the Variable Account is based on the investment
------------------------------------------------------------------------------
experience in that account and will increase or decrease daily.  The dollar
---------------------------------------------------------------------------
amount is not guaranteed.  The amount of the death benefit may be fixed or
--------------------------------------------------------------------------
variable, depending on the investment experience of the Variable Account. Please
-------------------------------------------------------------------------
see the DEATH BENEFIT provision on page 6 for additional information. This is a nonparticipating policy. No dividends are payable.